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                                                                     EXHIBIT 8.2


                                       ATTORNEYS AT LAW           Palo Alto, CA
                                                                  650 843-5000

                                       One Maritime Plaza         Menlo Park, CA
                                       20th Floor                 650 843-5000
                                       San Francisco, CA
                                       94111-3580                 San Diego, CA
                                       Main     415 693-2000      619 550-6000
                                       Fax      415 951-3699
                                                                  Boulder, CO
                                                                  303 546-4000

                                                                  Denver, CO
                                       www.cooley.com             303 606-4800

                                       WEBB B. MORROW III
                                       415 693-2170
                                       morrowwb@cooley.com


November 12, 1998

Boole & Babbage, Inc.
3131 Zanker Road
San Jose, CA  95134-1933

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Reorganization dated as of October 31, 1998 (the "Merger Agreement") by and among BMC Software, Inc., a Delaware corporation ("Parent"), Ranger Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Boole & Babbage, Inc., a Delaware corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in, the following documents (including all exhibits and schedules attached thereto):

     (a)      the Merger Agreement;

     (b) those certain tax representation letters delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

     (c) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

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Boole & Babbage, Inc.
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In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     (b) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (d) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     (e) The opinion dated November 11, 1998 rendered by Vinson & Elkins L.L.P. to Parent with respect to certain federal income tax consequences of the Merger has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes:

     (i) the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code;

     (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

     (iii) no gain or loss will be recognized by the holders of the Company Common Stock upon the receipt of shares of Parent Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that the discussion, insofar
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Boole & Babbage, Inc.
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as it relates to statements of law and legal conclusions, is correct in all material respects and such discussion represents our opinion.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Company and the stockholders of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.



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Boole & Babbage, Inc.
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We consent to the reference to our firm under the caption "Material Federal
Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ WEBB B. MORROW III
Webb B. Morrow III

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